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                                                                 EXHIBIT 10.F.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the 16th day of March, 1996, between. THE FINOVA GROUP INC., a Delaware corporation (the "Company"), and SAMUEL L. EICHENFIELD (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, Executive is and since March 16, 1992, has been the Chairman of the Board and Chief Executive Officer, and as of August 12, 1993, the Chairman of the Board, President and Chief Executive Officer (Executive's "Current Position"), of the Company; and

         WHEREAS, Executive has agreed to continue to render services to the Company pursuant to the terms of this Agreement; and

         WHEREAS, the purpose of this Agreement is to provide a statement in writing of the respective responsibilities and agreements of the Company and Executive with respect to Executive's employment as Chairman of the Board and Chief Executive Officer of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Company and Executive agree as follows:

         1.       Employment and Term.

                  Executive shall serve as Chairman of the Board and Chief Executive Officer of Company (and until the Board otherwise determines, as President) at Phoenix, Arizona, or such other location as is agreeable to Executive. The term of Executive's employment shall commence on March 16, 1996 and continue through March 15, 1999 (the "Term") and thereafter shall continue from year to year (the "Extended Term") unless written notice of termination shall be given by the Executive Compensation Committee of the Board (at the direction of the Board) or Executive, effective at the end of the initial three
(3) year period or at the end of any successive one (1) year term thereafter, not less than six (6) months prior to March 16, 1999 or six (6) months prior to March 16 of any year thereafter, as the case may be.

         2.       Duties.

                  As Chairman of the Board and Chief Executive Officer of the Company, Executive shall devote substantially all of his business time to such responsibilities and shall have full authority for management of the Company and all its operations, financial affairs, facilities and investments. Executive shall serve as a member of the Board, if so elected, shall act as a duly authorized representative of the Board, and shall be a member or an ex officio member of all committees of the Board, except the Executive Compensation Committee. Except as provided in paragraph 6 hereof, Executive shall not engage in any other employment or consulting activities during the Term or any Extended Term of this Agreement and shall exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

         3.       Compensation, Benefits and Business Expenses.

                  The Company shall pay and provide to Executive as compensation for his services:

                  (a) A base compensation ("Base Compensation") of $543,650 per year. Base Compensation shall be subject to annual merit increases and periodic adjustment resulting from market evaluations as determined by the Executive Compensation Committee of the Board. Executive's Base Compensation shall be reviewed each year, commencing August 1996, for the express purpose of
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considering increases. Base Compensation shall be payable in such installments as are fixed for salaried employees of the Company generally.

                  (b) Incentive awards, options and incentive plans participation in accordance with terms and provisions of such plans as shall be adopted from time to time by the Executive Compensation Committee of the Board, the Board or the stockholders of the Company including, without limitation, participation in the Company's Management Incentive Plan ("MIP") and the Company's Performance Share Incentive Plan ("PSIP"). Participation in the Company's MIP shall be at a target percentage of not less than 55%, with awards approved by the Executive Compensation Committee of the Board. Participation in the Company's PSIP shall be at a target percentage of not less than 60% with awards approved by the Executive Compensation Committee of the Board. Participation in the Company's 1992 Stock Incentive Plan (restricted stock and stock option grants) shall be at the sole discretion of the Executive Compensation Committee.

                  (c) (i) Pension benefits, supplemental executive retirement benefits, life insurance, accidental death and dismemberment benefits, vacation time in his discretion, reimbursement of club membership expenses, perquisites and other fringe benefits, in each case in accordance with the policies of the Company but in any event no less favorable to Executive than those currently provided to Executive in his Current Position; and (ii) health insurance plans, executive medical benefits and fitness programs in accordance with the policies of the Company but in any event in the aggregate no less favorable to Executive, his spouse and his eligible dependents than those currently provided in Executive's Current Position.

                  (d) Prompt reimbursement of Executive's, and when he deems necessary or appropriate his spouse's, reasonable travel and business expenses incurred in connection with Executive's employment hereunder.

                  (e) Adequate and appropriate liability insurance and indemnification by the Company to fully protect Executive against any financial loss and expense arising out of his employment as a director and officer of the Company or any of its subsidiaries or affiliates.

                  (f) By reason of Sections 3(b) and (c) above, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

         4.       CEO Value Sharing Plan.

                  Executive shall participate in a CEO Value Sharing Plan as follows:

                  (a) PURPOSE. The purpose of the CEO Value Sharing Plan is to act as a retention device by providing significant rewards for equally significant shareholder value creation, this being accomplished by sharing a portion of created value in the form of cash payments to Executive.

                  (b) PERFORMANCE OBJECTIVES. Stock price hurdles have been established since August 10, 1995 at $55, $70 and $85 per share or their equivalent, the first hurdle ($55) being $15 per share greater than the base price of $40 per share, or its equivalent, with the hurdles translating into cumulative percentage increases in the stock price of 37.5%, 75.0% and 112.5%, respectively.

                  (c) MEASURING ACHIEVEMENT. A hurdle shall be considered achieved when the average closing price of Company common stock on the New York Stock Exchange is equal to, or greater than, the hurdle price during any 20 consecutive trading days.

                  (d) PAYMENT AMOUNTS. When a hurdle is achieved, Executive will receive a cash payment according to the attached Schedule 4 (CEO Value Sharing
Plan: Stock Price Hurdles and


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Payments) under the column "Payment at Each Hurdle". As appropriate, calculations of amounts due or available for distribution under this CEO Value Sharing Plan shall be adjusted for all recapitalizations of the Company's common stock. Amounts paid with respect to the CEO Value Sharing Plan pursuant to this Agreement shall be deducted from any payments made to Executive under the Company's Change in Control Chief Executive Officer Value Sharing Plan.

                  (e) EXCISE TAXES. Company shall gross-up any applicable excise taxes resulting from payments under this plan.

         5.       Special Retirement Benefits.

                  In addition to the pension and retirement benefits described in paragraph 3 above and to accomplish Executive's objective to be entitled to a retirement package at age sixty-five (65) with the maximum years of service while accomplishing the Company's objective to discourage early retirement by Executive, the Company shall provide Executive the following special retirement benefits.

                  (a) Executive has been credited with an additional five (5) years of service to the Company pursuant to the terms of his initial Employment Agreement with the Company dated as of March 16, 1992.

                  (b) During the Term of Executive's employment by the Company hereunder and under his initial Employment Agreement with the Company, on each March 16 Executive shall be credited with two years of additional service for the service rendered to Company during the preceding year, for a total of three
(3) years of credited service each year.

                  (c) Executive's retirement benefits shall be subject to actuarial reduction in accordance with the Company's customary practices and policies at the time of Executive's retirement if Executive elects to retire before age sixty five (65).

                  (d) Retirement benefits in excess of benefits provided by or allowable under the Company's Pension Plan shall be payable under the Company's Supplemental Pension Plan, and credited service in excess of service provided by or allowable under the Company's Pension Plan shall be funded through a so-called Rabbi Trust.

         6.       Community Service.

                  Executive shall be free to serve as a director or officer or both of such not-for-profit corporations and private business corporations as he may desire, to join and participate in such committees for community or national affairs as he may select, and to join and serve on public business corporation boards of directors.

         7.       Coordination of Agreements.

                  In the event of a change of control of the Company, Executive shall participate in the Company's severance and other benefit plans providing rights and benefits to executives upon a change of control, and, any exercise of rights by the Executive under any such plans shall not constitute a breach or default of this Agreement; provided, however, the exercise by Executive of any rights to payment pursuant to any severance plan shall constitute notice of resignation hereunder by Executive, effective upon receipt of payment to Executive under any severance plan.

         8.       Default by the Company.

                  In the event the Company commits a breach or default under this Agreement or does not elect Executive to the positions specified herein or does not permit him to exercise the authority and


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responsibility specified herein or requests and obtains his resignation or otherwise terminates this agreement or fails to extend or renew this Agreement, in each case other than for Cause (as defined in paragraph 10 hereof), retirement or Change of Control (as referred to in paragraph 7 hereof), the Company shall, and Executive shall accept, in lieu of any other severance payment by Company, a lump sum payment equal to the Base Compensation and the value of all other benefits and perquisites listed on Schedule 8 attached hereto, as such Schedule may be amended from time to time, due hereunder during the remainder of the Term or Extended Term, but not less than an amount equal to a payment for one year of service, plus an amount equal to the sum of the highest MIP, PSIP, stock and other performance awards paid to Executive in either of the preceding two (2) years. Upon retirement or Change of Control, Executive shall be entitled only to the benefits payable to Executive under the Company's plans in which Executive then participates, and no other severance payment shall be payable to Executive under this Agreement.

         9.       Resignation.

                  In the event Executive wishes to resign as Chairman of the Board and Chief Executive Officer of the Company, he may do so by providing the Board with at least one hundred eighty (180) days' written notice of his decision to resign, and this Agreement shall terminate as of the date specified in the notice. In the event that such notice is given by the Executive he shall, if requested by the Board, participate during the remainder of his employment in the recruitment of a successor and in an orderly transition of administration of the new Chairman of the Board and Chief Executive Officer of the Company.

         10.      Termination for Cause.

         Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause".

         "Cause" shall be determined by the Board in the exercise of good faith and reasonable judgment and shall be defined as the conviction of the Executive for the commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. or state laws involving moral turpitude; or a determination that Executive has engaged in gross misconduct or the gross negligence of the Executive in the performance of any and all material covenants under this Agreement, for reasons other than the Executive's death, disability, or retirement. The Board, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist, and after giving the Executive the opportunity to respond to the allegation that Cause exists. Conviction of Executive for any act described above shall occur upon entry of a final judgment without further right of appeal, and the right of the Company to terminate this Agreement shall be exercisable only within ninety (90) days thereafter by notice in writing that his termination has been approved by at least a majority of the full Board of the Company.

         11. Effect of Termination for Cause, Death, Disability or Voluntary Termination.

                  Upon termination of Executive's employment (a) by the Company for Cause, (b) as a result of the death or disability of Executive or (c) voluntarily by Executive, the Company shall pay Executive, or his estate, his then current Base Compensation, pro rata to the date of termination. In addition, upon termination of Executive's employment as a result of the death or disability of Executive, the Company shall pay to Executive's estate a pro rata portion (calculated by taking the award for any completed full years and prorating the award for any partial years based on the number of days in such year preceding the date of termination in either event based on actual performance to the date of such event) of his MIP and PUIP award, which shall be paid at the time that MIP and PUIP awards are ordinarily paid by the Company to participants in the MIP and PUIP generally.




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         12.      Confidentiality and Noncompetition.

                  (a) Executive acknowledges that the name, trade or service marks, records and plans and other business information with respect to Company, together with its list of customers, constitute valuable proprietary assets of Company. Accordingly, at no time either during or after the Term or Extended Term of this Agreement, shall Executive use the Company's name or trade or service marks or use or disclose to others for any purpose whatsoever any of the Company's records or plans or other business information or its list of customers.

                  (b) Executive shall, at all times either during or after the Term or Extended Term of this Agreement, unless otherwise required by law, refrain from making any written or oral communication damaging to the Company.

                  (c) Without the prior written consent of the Company, during the term of this Agreement, and for twenty-four (24) months following the expiration or termination (other than as a result of a default by the Company hereunder) of this Agreement, the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the continental United States.

                  However, the Executive shall be allowed to purchase and hold for investment less than five percent (5%) of the shares of any such corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

                  (d) During the term of this Agreement, and for a period of twenty-four (24) months following the expiration of this Agreement, the Executive agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

                  (e) If at any time after expiration or termination of this Agreement other than as a result of a default by the Company hereunder, (i) during the term of any stock option held by Executive or (ii) within two (2) years after Executive exercises any portion of any stock option granted by the Company, Executive engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (1) conduct which would constitute a basis for termination for cause under this Agreement, (2) accepting employment with or serving as a consultant, advisor or in any other capacity to any person or employer acting against the interests of the Company, or (3) participating for the purpose of effecting or encouraging a hostile takeover attempt with respect to the Company then (x) all options to purchase stock of the Company awarded to Executive shall terminate effective the date on which Executive enters into such activity, unless terminated earlier by operation of any term or condition of the option agreement or the plan pursuant to which the option was granted and (y) any option gain realized by Executive from exercising all or a portion of any option shall be paid by Executive to the Company.

         13.      Litigation or Arbitration.

                  (a) The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

                  If arbitration is selected, such proceeding shall be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.


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                  (b) If litigation or arbitration is brought by Executive to enforce or interpret any provision contained herein, and if Executive prevails as the successful party in such litigation or arbitration, or if the court or arbitrator finds that Executive had a good faith and reasonable belief that Executive's position was meritorious, the Company, to the extent permitted by applicable law and the Company's Articles of Incorporation, shall indemnify Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay interest on any money judgment obtained by Executive from time to time from the date that payment(s) to him should have been made under this Agreement until the date the payment(s) is made.

         14.      No Mitigation.

                  In the event that Executive's employment hereunder is terminated in violation of the provisions of this Agreement, Executive shall not be obligated to seek other employment in mitigation of amounts payable to him under this Agreement, and the obtaining of such other employment shall in no event affect the Company's obligations to make such payments to Executive pursuant to this Agreement.

         15.      Entire Agreement.

                  This Agreement constitutes the entire agreement and understanding with respect to the employment of Executive by the Company and supersedes any and all prior agreements and understandings, whether oral or written, relating thereto. This Agreement may be modified or amended only by written agreement signed by Executive and by a representative of the Company pursuant to a duly adopted resolution of its Board of Directors approving such modification or amendment.

         16.      Partial Invalidity.

                  The invalidity, by statute, court decision or otherwise, of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

         17.      Governing Law.

                  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona.

         18.      Authority.

                  Any act to be taken or authorized hereunder by the Company, or the Company's Board of Directors, unless otherwise expressly provided in this Agreement, may be so taken or authorized by the Company's Board of Directors or its Executive Compensation Committee.

         19. This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive, or by the Company without consent of Executive.




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         IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed as of the day and year first above written.

A T T E S T :                          THE FINOVA GROUP INC.

By:  /s/  W.J. Hallinan                By:  /s/  W.C. Roche
     ------------------                     ---------------
        Secretary                      Senior Vice President-Human Resources

                                       /s/  S. Eichenfield
                                       ---------------------
                                       Samuel L. Eichenfield




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